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                              SUBSIDIARIES OF ABFS

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                                                                                             JURISDICTION
           PARENT                                 SUBSIDIARY                               OF INCORPORATION
---------------------------         --------------------------------------           --------------------------
American Business Financial
Services, Inc. ("ABFS")             American Business Credit, Inc. ("ABC")                 Pennsylvania

ABC                                 Processing Service Center, Inc.                        Pennsylvania

ABC                                 HomeAmerican Credit, Inc. ("HAC")(1)                   Pennsylvania

ABC                                 HomeAmerican Consumer Discount, Inc.                   Pennsylvania

ABC                                 American Business Leasing, Inc.("ABL")                 Pennsylvania

ABC                                 ABC Holdings Corporation                               Pennsylvania

ABC                                 American Business Finance Corporation                  Delaware

ABC                                 August Advertising Agency Inc.                         Pennsylvania

ABC & HAC                           ABFS 1995-1, Inc.                                      Delaware

ABC & HAC                           ABFS 1995-2, Inc.                                      Delaware

ABC & HAC                           ABFS 1996-1, Inc.                                      Delaware

ABC & HAC                           ABFS 1996-2, Inc.                                      Delaware

ABC & HAC                           ABFS 1997-1, Inc.                                      Delaware

ABC & HAC                           ABFS 1997-2, Inc.                                      Delaware

ABC, HAC & New Jersey
Mortgage and Investment Corp.
("New Jersey Mortgage")             ABFS 1998-1, Inc.                                      Delaware

ABC, HAC & New Jersey Mortgage      ABFS 1998-2, Inc.                                      Delaware

ABC, HAC & New Jersey Mortgage      ABFS 1998-3, Inc.                                      Delaware

ABC, HAC & New Jersey Mortgage      ABFS 1998-4, Inc.                                      Delaware

ABC, HAC & New Jersey Mortgage      ABFS 1999-1, Inc.                                      Delaware

ABC, HAC & New Jersey Mortgage      ABFS 1999-2, Inc.                                      Delaware

ABC                                 New Jersey Mortgage                                    New Jersey

ABC                                 Federal Leasing Corp. ("FLC")                          New Jersey

ABL and FLC                         ABFS 1998-A-1, Inc.                                    Delaware

ABL and FLC                         ABFS 1998-A-2, Inc.                                    Delaware

ABL and FLC                         ABFS Finance LLC                                       Delaware

ABL and FLC                         ABFS Residual LLC                                      Delaware

ABL                                 ABFS Finance LLC, 1999-A                               Delaware

ABL                                 ABFS Finance LLC, 1999-A                               Delaware

ABL                                 ABFS Special Purpose Management, Inc.                  Delaware

FLC                                 FLC Financial Corp.                                    Delaware

FLC                                 FLC Financial Corp.                                    Delaware

ABC, HAC & New Jersey Mortgage      ABFS 1999A-1, Inc.                                     Delaware

ABC, HAC & New Jersey Mortgage      ABFS 1999A-2, Inc.                                     Delaware

ABL                                 American Business Leasing Funding Corporation          Delaware


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(1) HomeAmerican Credit, Inc. is doing business as Upland Mortgage.